                       NOTICE OF GUARANTEED DELIVERY FOR
             10 1/2% SENIOR SUBORDINATED NOTES DUE FEBRUARY 1, 2009

                      FAIRCHILD SEMICONDUCTOR CORPORATION

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Fairchild Semiconductor Corporation (the "Issuer") made pursuant to the Prospectus, dated April 30, 2001 (the "Prospectus"), if certificates for the Issuer's outstanding 10 1/2% Senior Subordinated Notes Due February 1, 2009 (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach United States Trust Company of New York, as exchange agent (the "Exchange Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

                               Main delivery to:
                    UNITED STATES TRUST COMPANY OF NEW YORK

                  By mail, hand delivery or overnight courier:
                    United States Trust Company of New York
                                30 Broad Street
                                   14th floor
                            New York, New York 10004
              Attention: Corporate Trust Services -- Confidential

                           By facsimile transmission:
                        (for eligible institutions only)
                        (212) 422-0183 or (646) 458-8104

                             Confirm by telephone:
                                 (800) 548-6565

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."


Principal Amount of Old Notes Tendered (must
be in denominations of principal amount of
$1,000 or any integral multiple thereof:
$
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Certificate Nos. (if available)

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                                                   If Old Notes will be delivered by book-entry
Total Principal Amount Represented by Old          transfer to The Depository Trust Company,
Notes Certificate(s):                              provide account number.
$                                                  Account Number
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     All authority herein conferred or agreed to be conferred shall survive the death of incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

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                SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY

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X
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                                       DATE

AREA CODE AND TELEPHONE NUMBER
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Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s)
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Capacity
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Address(es)
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set for the above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
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                                              AUTHORIZED SIGNATURE
Address:                                      Title:
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ZIP CODE                                      (PLEASE TYPE OR PRINT)

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THE FORM. CERTIFICATES FOR OLD
      NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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